Exhibit 99.1

News Release

ACCO BRANDS REPORTS SECOND QUARTER RESULTS

•
Reported net sales of $395 million, within the Company's outlook
•
Earnings per share of $0.31, adjusted earnings per share of $0.28, within outlook
•
SG&A down compared to prior year
•
Multi-year cost reduction program has yielded more than $40 million of savings
•
Third quarter and full year 2025 outlook provided

LAKE ZURICH, ILLINOIS, July 31, 2025 - ACCO Brands Corporation (NYSE: ACCO) today reported financial results for its second quarter and six-months ended June 30, 2025.

"We reported second quarter net sales and adjusted EPS in line with our outlook. We felt the immediate disruption from the tariffs in April, with trends improving sequentially throughout the quarter. We continue to make progress on our multi-year cost reduction program realizing more than $40 million in cumulative cost savings since the plan's inception. Our flexible global supply chain is a competitive advantage as we navigate the evolving business environment," stated ACCO Brands' President and Chief Executive Officer, Tom Tedford.

"We expect sales in the third quarter to moderately improve as economies stabilize, and benefit from the weakening dollar. Our momentum in new product development is accelerating, with an exciting pipeline of innovative products launching across multiple categories in the second half of the year. Our disciplined cost management and operational optimization efforts, position us well to drive enhanced long-term shareholder value as sales trends improve. We are building a resilient organization that is well-positioned to capitalize on opportunities as market conditions improve," concluded Mr. Tedford.

Second Quarter Results

Net sales were $394.8 million, down 9.9 percent from $438.3 million in 2024. Favorable foreign exchange increased sales by $2.6 million, or 0.6 percent. Comparable sales decreased 10.5 percent. Sales in the quarter were negatively impacted by disruptions in purchasing as tariffs were announced. The decline in net sales also reflects softer global demand for consumer and business products, partially offset by growth in gaming accessories.

Operating income was $33.0 million versus operating loss of $111.2 million in 2024. The loss in 2024 was primarily due to non-cash impairment charges of $165.2 million related to goodwill and intangible assets within the Americas segment. Restructuring expense of $9.4 million compares to $0.3 million of reserve release in the prior year. Current year operating income benefited from a gain on sale of assets of $6.9 million. Adjusted operating income was $47.1 million compared to $64.6 million in 2024. The decline in adjusted operating income reflects lower sales volume and lower fixed-cost absorption which was partially offset by cost savings and lower incentive compensation expense.

Net income was $29.2 million, or $0.31 per share, compared with prior-year net loss of $125.2 million, or $(1.29) per share. Both the current and prior year results reflect the items noted above in operating income. Current year net income was positively impacted as the Company settled the outstanding tax assessments in Brazil, resulting in a net discrete tax benefit of $13.4 million. Adjusted net income was $25.8 million compared with adjusted net income of $36.6 million in 2024, and adjusted earnings per share was $0.28 compared with $0.37 in 2024.

Business Segment Results

ACCO Brands Americas – Second quarter segment net sales of $248.5 million decreased 15.0 percent from $292.3 million in the prior year. Adverse foreign exchange reduced sales by 1.1 percent. Comparable sales were $251.6 million, down 13.9 percent versus the prior year. Net sales in the quarter were negatively impacted by disruptions in customer purchases as tariffs were announced and sales improved throughout the quarter. The decline in net sales is also attributable to softer demand for certain consumer and business products, partially offset by growth in gaming accessories.

Second quarter operating income was $40.7 million compared to an operating loss of $108.7 million a year earlier. The prior year loss was primarily due to non-cash charges of $165.2 million related to the impairment of goodwill and intangible assets. Current year operating income benefited from a gain on sale of assets of $5.7 million. Adjusted operating income was $43.2 million, down from $63.2 million in the prior year. The decrease in adjusted operating income reflects lower sales volume, lower fixed-cost absorption and impacts from tariffs, partially offset by cost savings.

ACCO Brands International – Second quarter segment net sales of $146.3 million increased 0.2 percent from $146.0 million in the prior year. Favorable foreign exchange increased sales by 3.9 percent. Comparable sales were $140.6 million, down 3.7 percent versus the prior year. Comparable sales declines reflect reduced demand for certain business products, partially offset by the benefit of price increases and the acquisition of Buro Seating, as well as growth in gaming accessories.

Second quarter operating loss was $0.8 million, compared to an operating income of $7.8 million in the prior year. Restructuring expense associated with the multi-year cost reduction program of $8.6 million, compares to a reserve release of $0.3 million in the prior year. Adjusted operating income was $12.4 million compared with $11.7 million in the prior year. The increase in adjusted operating income reflects pricing actions, cost savings and lower incentive compensation expense, which more than offset the impact of lower sales volume.

Six Month Results

Net sales were $712.2 million, down 10.7 percent from $797.2 million in 2024. Adverse foreign exchange reduced sales by $9.1 million, or 1.1 percent. Comparable sales decreased 9.6 percent. Net sales declines reflect the impact from the tariff announcements, and softer global demand for consumer and business products and technology accessories categories.

Operating income was $26.3 million versus operating loss of $105.3 million in 2024, primarily due to non-cash impairment charges of $165.2 million related to goodwill and intangible assets within the Americas segment in the prior year. Restructuring expense of $11.7 million, compares to reserve releases of $0.6 million in the prior year. Adjusted operating income was $54.0 million, down from $80.8 million in 2024. Adjusted operating income decline reflects lower sales volume which was partially offset by cost savings.

Net income was $16.0 million, or $0.17 per share, compared with a net loss of $131.5 million, or $(1.37) per share, in 2024. Net income in the six-month period was positively impacted by the same items noted above for the second quarter. The prior year loss reflects the items noted above in operating income. Adjusted net income was $23.7 million compared with $39.2 million in 2024, and adjusted earnings per share were $0.25 per share compared with $0.40 per share in 2024.

Capital Allocation and Dividend

Year to date, operating cash flow was an outflow of $33.4 million versus an inflow of $2.6 million in the prior year. Adjusted free cash flow was an outflow of $23.7 million compared to an outflow of $2.3 million in the prior year. The Company's consolidated leverage ratio as of June 30, 2025 was 4.3x.

Year to date, the Company paid dividends of $13.5 million and repurchased 3.2 million shares of common stock for $15.1 million.

Effective July 29, 2025, the Company entered into an amendment to its bank credit agreement which increases its maximum Consolidated Leverage Ratio financial covenant through 2026.

On July 25, 2025, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on September 10, 2025 to stockholders of record at the close of business on August 22, 2025.

Full Year 2025 and Third Quarter Outlook

For the full year, the Company expects reported sales to be down in the range of 7.0% to 8.5%. Full year adjusted EPS is expected to be within a range of $0.83 to $0.90. The Company expects 2025 adjusted free cash flow to be approximately $100 million, which includes $17 million in cash proceeds from the sale of two owned facilities.

In the third quarter, the Company expects reported sales to be down within a range of 5.0% to 8.0% and adjusted EPS within a range of $0.21 to $0.24.

Both the full year and third quarter outlooks reflect a cautious view of the demand environment in reaction to evolving trade policies and continued softness in consumer and business discretionary spending.

"While the demand environment remains soft due to evolving trade policy, we do expect trends to improve in the second half of the year. We are confident in our long-term strategy to improve revenue trends and optimize our cost structure and are executing well against our strategic initiatives. We remain optimistic about our future and are confident in our leading brands," concluded Mr. Tedford.

Webcast

At 8:30 a.m. ET on August 1, 2025, ACCO Brands Corporation will host a conference call to discuss the Company's second quarter 2025 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands is the leader in branded consumer products that enable productivity, confidence and enjoyment while working, when learning and while playing. Our widely recognized brands, include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, and those relating to cost reductions and anticipated pre-tax savings and restructuring costs are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of events outside the Company's control and actual results and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding consumer demand, tariffs, global geopolitical and economic uncertainties, and fluctuations in foreign currency exchange rates; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, and the resulting consequences; global political and economic uncertainties; a limited number of large customers account for a significant percentage of our sales; sales of our products are affected by general economic and business conditions globally and in the countries in which we operate; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality, the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming accessories business; our ability to grow profitably through acquisitions, and successfully integrate them; our ability to successfully execute our multi-year restructuring and cost savings program and realize the anticipated benefits; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; the impact of additional tax liabilities stemming from our global operations and changes in tax laws, regulations and tax rates; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, and the resulting consequences; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by telecommunication failures, labor strikes, power and/or water shortages, public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part

I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$133.3	$74.1
Accounts receivable, net	348.8	348.9
Inventories	313.8	270.4
Other current assets	40.0	38.1
Total current assets	835.9	731.5
Total property, plant and equipment	522.9	505.5
Less: accumulated depreciation	(381.0)	(368.0)
Property, plant and equipment, net	141.9	137.5
Right of use asset, leases	84.1	81.0
Deferred income taxes	100.8	89.3
Goodwill	471.8	446.4
Identifiable intangibles, net	719.5	709.6
Other non-current assets	23.6	33.1
Total assets	$2,377.6	$2,228.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$19.3	$10.5
Current portion of long-term debt	19.4	40.8
Accounts payable	172.3	167.3
Accrued compensation	34.1	43.2
Accrued customer program liabilities	67.8	78.5
Lease liabilities	22.9	21.5
Other current liabilities	117.1	128.5
Total current liabilities	452.9	490.3
Long-term debt, net	944.1	783.3
Long-term lease liabilities	68.1	66.9
Deferred income taxes	116.3	111.9
Pension and post-retirement benefit obligations	124.4	117.2
Other non-current liabilities	34.5	52.7
Total liabilities	1,740.3	1,622.3
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(47.9)	(47.0)
Paid-in capital	1,906.0	1,911.8
Accumulated other comprehensive loss	(535.4)	(572.1)
Accumulated deficit	(686.4)	(687.6)
Total stockholders' equity	637.3	606.1
Total liabilities and stockholders' equity	$2,377.6	$2,228.4

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share data)	2025	2024	% Change	2025	2024	% Change
Net sales	$394.8	$438.3	(9.9)%	$712.2	$797.2	(10.7)%
Cost of products sold	265.1	285.7	(7.2)%	482.9	534.2	(9.6)%
Gross profit	129.7	152.6	(15.0)%	229.3	263.0	(12.8)%
Operating costs and expenses:
Selling, general and administrative expenses	82.6	88.0	(6.1)%	175.3	182.2	(3.8)%
Amortization of intangibles	11.6	10.9	6.4%	22.9	21.5	6.5%
Restructuring	9.4	(0.3)	NM	11.7	(0.6)	NM
Gain on disposal of assets	(6.9)	—	NM	(6.9)	—	NM
Impairment of goodwill and intangible assets	—	165.2	NM	—	165.2	NM
Total operating costs and expenses	96.7	263.8	(63.3)%	203.0	368.3	(44.9)%
Operating income (loss)	33.0	(111.2)	NM	26.3	(105.3)	NM
Non-operating expense (income):
Interest expense	11.9	13.8	(13.8)%	22.7	27.1	(16.2)%
Interest income	(3.0)	(2.2)	36.4%	(4.9)	(4.1)	19.5%
Non-operating pension expense	0.6	4.8	(87.5)%	1.1	5.2	(78.8)%
Other expense (income), net	0.8	(0.2)	NM	1.2	(0.8)	NM
Income (loss) before income tax	22.7	(127.4)	NM	6.2	(132.7)	NM
Income tax benefit	(6.5)	(2.2)	NM	(9.8)	(1.2)	NM
Net income (loss)	$29.2	$(125.2)	NM	$16.0	$(131.5)	NM

Per share:
Basic income (loss) per share	$0.32	$(1.29)	NM	$0.17	$(1.37)	NM
Diluted income (loss) per share	$0.31	$(1.29)	NM	$0.17	$(1.37)	NM

Weighted average number of shares outstanding:
Basic	91.6	96.8		92.5	96.3
Diluted	93.1	96.8		94.3	96.3

Cash dividends declared per common share	$0.075	$0.075		$0.150	$0.150

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024		2025	2024
Gross profit (Net sales, less Cost of products sold)	32.9%	34.8%		32.2%	33.0%
Selling, general and administrative expenses	20.9%	20.1%		24.6%	22.9%
Operating income (loss)	8.4%	(25.4)%		3.7%	(13.2)%
Income (loss) before income tax	5.7%	(29.1)%		0.9%	(16.6)%
Net income (loss)	7.4%	(28.6)%		2.2%	(16.5)%
Income tax rate	(28.6)%	1.7%		(158.1)%	0.9%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions)	2025	2024
Operating activities
Net income (loss)	$16.0	$(131.5)
(Gain) loss on disposal of assets	(6.9)	0.2
Depreciation	13.3	14.1
Amortization of debt issuance costs	0.9	1.5
Amortization of intangibles	22.9	21.5
Stock-based compensation	8.3	7.6
Non-cash charge for impairment of goodwill and intangible assets	—	165.2
Changes in operating assets and liabilities:
Accounts receivable	17.4	43.7
Inventories	(24.1)	(12.2)
Other assets	(2.1)	(15.9)
Accounts payable	(4.5)	(4.6)
Accrued expenses and other liabilities	(47.3)	(58.5)
Accrued income taxes	(27.3)	(28.5)
Net cash (used) provided by operating activities	(33.4)	2.6
Investing activities
Additions to property, plant and equipment	(6.8)	(4.9)
Proceeds from the disposition of assets	16.5	0.1
Cost of acquisitions, net of cash acquired	(10.1)	—
Net cash used by investing activities	(0.4)	(4.8)
Financing activities
Proceeds from long-term borrowings	146.3	92.0
Repayments of long-term debt	(38.0)	(38.1)
Borrowings of notes payable, net	7.0	13.8
Dividends paid	(13.5)	(14.3)
Repurchases of common stock	(15.1)	—
Payments related to tax withholding for stock-based compensation	(0.9)	(1.9)
Net cash provided by financing activities	85.8	51.5
Effect of foreign exchange rate changes on cash and cash equivalents	7.2	(3.0)
Net increase in cash and cash equivalents	59.2	46.3
Cash and cash equivalents
Beginning of the period	$74.1	$66.4
End of the period	$133.3	$112.7

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, the impact of foreign currency exchange rate fluctuations, unusual tax items, goodwill and indefinite lived trade name impairments and charges, and other non-recurring items that we consider to be outside of our core operations. On an interim basis, we also calculate adjusted income tax expense using our estimated annual income tax rate. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of material acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Operating Income (Loss)/Adjusted Income (Loss) Before Taxes/Adjusted Net Income (Loss)/Adjusted Net Income (Loss) Per Diluted Share: Represents operating income (loss), income (loss) before taxes, net income (loss), and net income (loss) per diluted share excluding restructuring and goodwill and indefinite lived trade name impairment charges, the amortization of intangibles, non-recurring items, other income/expense, adjustments to reflect the estimated annual tax rate and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense (Benefit): Represents income tax expense (benefit) excluding the tax effect of the items that have been excluded from adjusted income (loss) before taxes, unusual income tax items such as the impact of tax audits and changes in laws, and other discrete tax items. We believe our adjusted income tax expense (benefit) is useful to investors because it reflects our income tax calculated using the estimated annual tax rate before discrete tax items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. For interim periods, the income tax expense (benefit) is calculated using the estimated annual income tax rate.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, restructuring and goodwill and indefinite lived trade name impairment charges, and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges and other items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. In addition, this calculation of adjusted EBITDA is used in our loan agreement to calculate our leverage ratio covenant.

Free Cash Flow/Adjusted Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. Adjusted free cash flow is free cash flow plus proceeds from the disposition of assets. We believe free cash flow and adjusted free cash flow are useful to investors because they measure our available cash flow for paying dividends, reducing debt, repurchasing shares and funding acquisitions.

Net Debt: Represents balance sheet debt plus unamortized debt origination costs and less any cash and cash equivalents.

Consolidated Leverage Ratio: Represents net debt divided by trailing twelve months adjusted EBITDA.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow/adjusted free cash flow, adjusted EBITDA and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income (Loss) information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended June 30, 2025 and 2024.

		Three Months Ended June 30, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax (Benefit) Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$33.0	8.4%	$22.7	5.7%	$(6.5)	(28.6)%	$29.2	7.4%
Reported GAAP diluted loss per share (EPS)								$0.31
Restructuring		9.4		9.4		2.4		7.0
Amortization of intangibles		11.6		11.6		3.1		8.5
Gain on sale of property	(B)	(6.9)		(6.9)		(1.7)		(5.2)
Brazil tax assessment	(C)	—		—		13.4		(13.4)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		0.3		(0.3)
Adjusted Non-GAAP		$47.1	11.9%	$36.8	9.3%	$11.0	30.0%	$25.8	6.5%
Adjusted net income per diluted share (Adjusted EPS)								$0.28

		Three Months Ended June 30, 2024
		Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	% of Sales
(in millions, except per share data)
Reported GAAP		$(111.2)	(25.4)%	$(127.4)	(29.1)%	$(2.2)	1.7%	$(125.2)	(28.6)%
Reported GAAP diluted income per share (EPS)								$(1.29)
Restructuring		(0.3)		(0.3)		(0.1)		(0.2)
Goodwill impairment charge		127.5		127.5		—		127.5
Intangible assets impairment charge		37.7		37.7		9.6		28.1
Amortization of intangibles		10.9		10.9		2.9		8.0
Pension settlement	(D)	—		4.4		1.1		3.3
Net operating tax gains and losses	(E)	—		(0.6)		(0.2)		(0.4)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		4.5		(4.5)
Adjusted Non-GAAP		$64.6	14.7%	$52.2	11.9%	$15.6	30.0%	$36.6	8.4%
								$0.37

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income (Loss) information reported in accordance with GAAP to Adjusted Non-GAAP Information for the six months ended June 30, 2025 and 2024.

		Six Months Ended June 30, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax (Benefit) Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$26.3	3.7%	$6.2	0.9%	$(9.8)	(158.1)%	$16.0	2.2%
Reported GAAP diluted loss per share (EPS)								$0.17
Restructuring		11.7		11.7		2.9		8.8
Amortization of intangibles		22.9		22.9		6.1		16.8
Gain on sale of property	(B)	(6.9)		(6.9)		(1.7)		(5.2)
Brazil tax assessment	(C)	—		—		13.4		(13.4)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(0.7)		0.7
Adjusted Non-GAAP		$54.0	7.6%	$33.9	4.8%	$10.2	30.0%	$23.7	3.3%
Adjusted net income per diluted share (Adjusted EPS)								$0.25

		Six Months Ended June 30, 2024
		Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	% of Sales
(in millions, except per share data)
Reported GAAP		$(105.3)	(13.2)%	$(132.7)	(16.6)%	$(1.2)	0.9%	$(131.5)	(16.5)%
Reported GAAP diluted loss per share (EPS)								$(1.37)
Restructuring		(0.6)		(0.6)		(0.2)		(0.4)
Goodwill impairment charge		127.5		127.5		—		127.5
Intangible assets impairment charge		37.7		37.7		9.6		28.1
Amortization of intangibles		21.5		21.5		5.8		15.7
Pension settlement	(D)	—		4.4		1.1		3.3
Net operating tax gains and losses	(E)	—		(1.8)		(0.6)		(1.2)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		2.3		(2.3)
Adjusted Non-GAAP		$80.8	10.1%	$56.0	7.0%	$16.8	30.0%	$39.2	4.9%
Adjusted net income per diluted share (Adjusted EPS)								$0.40

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)

A.
The income tax impact of discrete tax items. As of June 30, 2025 and 2024, the Company adjusted its tax rate to 30.0%, respectively, which represents its full year non-GAAP estimated annual tax rate. The Company's full year non-GAAP estimated annual tax rate remains subject to variation from the mix of earnings across the Company's operating jurisdictions.
B.
Gain related to the sale of facilities in Sidney, New York and Barcelona, Spain.
C.
Settlement and release of uncertain tax positions related to the Brazil Tax Assessments.
D.
Settlement due to the wind-up of the ACCO Brands Canada Salaried and Hourly pension plans.
E.
Includes certain indirect tax credits in Brazil.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)

The following table sets forth a reconciliation of net income (loss) reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Net income (loss)	$29.2	$(125.2)	NM	$16.0	$(131.5)	NM
Stock-based compensation	0.5	2.5	(80.0)%	8.3	7.6	9.2%
Depreciation	6.6	6.7	(1.5)%	13.3	14.1	(5.7)%
Amortization of intangibles	11.6	10.9	6.4%	22.9	21.5	6.5%
Restructuring	9.4	(0.3)	NM	11.7	(0.6)	NM
Gain on disposal of assets	(6.9)	—	NM	(6.9)	—	NM
Impairment of goodwill and intangible assets	—	165.2	NM	—	165.2	NM
Pension Settlement	—	4.4	NM	—	4.4	NM
Interest expense, net	8.9	11.6	(23.3)%	17.8	23.0	(22.6)%
Other expense (income), net	0.8	(0.2)	NM	1.2	(0.8)	NM
Income tax benefit	(6.5)	(2.2)	NM	(9.8)	(1.2)	NM
Adjusted EBITDA (non-GAAP)	$53.6	$73.4	(27.0)%	$74.5	$101.7	(26.7)%
Adjusted EBITDA as a % of Net Sales	13.6%	16.7%		10.5%	12.8%

Reconciliation of Debt to Net Debt (Unaudited)

The following table sets forth a reconciliation of debt reported in accordance with GAAP to Net Debt.

	Six Months Ended June 30,
(in millions)	2025	2024	$ Change
Total debt per balance sheet	$982.8	$979.7
Add debt origination costs	4.5	5.8
Less cash and cash equivalents	133.3	112.7
Net Debt (non-GAAP)	$854.0	$872.8	$(18.8)

Reconciliation of Net Cash (Used) Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

The following table sets forth a reconciliation of net cash (used) provided by operating activities reported in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

(in millions)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net cash (used) provided by operating activities	$(38.9)	$(25.6)	$(33.4)	$2.6
Additions to property, plant and equipment	(4.6)	(2.6)	(6.8)	(4.9)
Free Cash Flow (non-GAAP)	$(43.5)	$(28.2)	$(40.2)	$(2.3)
Proceeds from the disposition of assets	16.5	—	16.5	—
Adjusted Free Cash Flow (non-GAAP)	$(27.0)	$(28.2)	$(23.7)	$(2.3)

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

	2025					2024					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating	Adjusted
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
(in millions)	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands Americas	$173.9	$0.9	$9.1	$10.0	5.8%	$197.2	$6.1	$6.2	$12.3	6.2%	$(23.3)	(11.8)%	$(2.3)	(18.7)%	(40)
ACCO Brands International	143.5	5.1	4.5	9.6	6.7%	161.7	12.8	4.1	16.9	10.5%	(18.2)	(11.3)%	(7.3)	(43.2)%	(380)
Corporate	—	(12.7)	—	(12.7)		—	(13.0)	—	(13.0)		—		0.3
Total	$317.4	$(6.7)	$13.6	$6.9	2.2%	$358.9	$5.9	$10.3	$16.2	4.5%	$(41.5)	(11.6)%	$(9.3)	(57.4)%	(230)

Q2:
ACCO Brands Americas	$248.5	$40.7	$2.5	$43.2	17.4%	$292.3	$(108.7)	$171.9	$63.2	21.6%	$(43.8)	(15.0)%	$(20.0)	(31.6)%	(420)
ACCO Brands International	146.3	0.8	11.6	12.4	8.5%	146.0	7.8	3.9	11.7	8.0%	0.3	0.2%	0.7	6.0%	50
Corporate	—	(8.5)	—	(8.5)		—	(10.3)	—	(10.3)		—		1.8
Total	$394.8	$33.0	$14.1	$47.1	11.9%	$438.3	$(111.2)	$175.8	$64.6	14.7%	$(43.5)	(9.9)%	$(17.5)	(27.1)%	(280)

YTD:
ACCO Brands Americas	$422.4	$41.6	$11.6	$53.2	12.6%	$489.5	$(102.6)	$178.1	$75.5	15.4%	$(67.1)	(13.7)%	$(22.3)	(29.5)%	(280)
ACCO Brands International	289.8	5.9	16.1	22.0	7.6%	307.7	20.6	8.0	28.6	9.3%	(17.9)	(5.8)%	(6.6)	(23.1)%	(170)
Corporate	—	(21.2)	—	(21.2)		—	(23.3)	—	(23.3)		—		2.1
Total	$712.2	$26.3	$27.7	$54.0	7.6%	$797.2	$(105.3)	$186.1	$80.8	10.1%	$(85.0)	(10.7)%	$(26.8)	(33.2)%	(250)

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP

	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Comparable Sales
Q1 2025:
ACCO Brands Americas	(11.8)%	(3.5)%	(8.3)%	$(23.3)	$(7.0)	$(16.3)	$180.9
ACCO Brands International	(11.3)%	(2.9)%	(8.4)%	(18.2)	(4.7)	(13.5)	148.2
Total	(11.6)%	(3.3)%	(8.3)%	$(41.5)	$(11.7)	$(29.8)	$329.1

Q2 2025:
ACCO Brands Americas	(15.0)%	(1.1)%	(13.9)%	$(43.8)	$(3.1)	$(40.7)	$251.6
ACCO Brands International	0.2%	3.9%	(3.7)%	0.3	5.7	(5.4)	140.6
Total	(9.9)%	0.6%	(10.5)%	$(43.5)	$2.6	$(46.1)	$392.2

2025 YTD:
ACCO Brands Americas	(13.7)%	(2.1)%	(11.6)%	$(67.1)	$(10.1)	$(57.0)	$432.5
ACCO Brands International	(5.8)%	0.3%	(6.1)%	(17.9)	1.0	(18.9)	288.8
Total	(10.7)%	(1.1)%	(9.6)%	$(85.0)	$(9.1)	$(75.9)	$721.3

(A) Comparable sales represents net sales excluding material acquisitions, if any, and with current-period foreign operation sales translated at the prior-year currency rates.